   As filed with the Securities and Exchange Commission on June 6, 1997
                                            Registration No. 333-___________

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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                ----------------------

                               PSW TECHNOLOGIES, INC.
                (Exact name of registrant as specified in its charter)

            DELAWARE                               74-2796054
 (State or other jurisdiction            (IRS Employer Identification No.)
of incorporation or organization)

                   6300 BRIDGEPOINT PARKWAY, BUILDING 3, SUITE 200
                                 AUSTIN, TEXAS  78730
                 (Address of principal executive offices) (Zip Code)

                                ----------------------

                                PSW Technologies, Inc.
                        1996 STOCK OPTION/STOCK ISSUANCE PLAN
                             EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of the Plans)

                                ----------------------

                                  DR. W. FRANK KING
                               CHIEF EXECUTIVE OFFICER
                   6300 BRIDGEPOINT PARKWAY, BUILDING 3, SUITE 200
                                 AUSTIN, TEXAS  78730
                       (Name and address of agent for service)
                                    (512) 343-6666
            (Telephone number, including area code, of agent for service)

                                ----------------------

                           CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                                                   Proposed     Proposed
       Title of                                     Maximum      Maximum
      Securities                  Amount           Offering     Aggregate    Amount of
        to be                      to be             Price       Offering  Registration
      Registered                Registered(1)     per Share(2)   Price(2)       Fee
      ----------                -------------     ------------   -----          ---
1996 STOCK OPTION/STOCK ISSUANCE PLAN:

Options to purchase
Common Stock                       1,715,000         N/A           N/A          N/A

Common Stock                    1,715,000 shares     9.00       15,435,000    4,677.27
$ 0.01 par value

EMPLOYEE STOCK PURCHASE PLAN:

Common Stock, $0.01 par value   400,000 shares     9.00        3,600,000    1,090.90

Aggregate filing fee                                                         $5,769

----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the PSW Technologies, Inc. 1996 Stock Option/Stock Issuance Plan and Employee Stock Purchase Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of PSW Technologies, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the initial public offering price per share of Common Stock of PSW Technologies, Inc.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    PSW Technologies, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission ("SEC"):

    (a) The Registrant's Prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "1933 Act"), in connection with Registration Statement No. 333-21565, filed with the SEC on February 11, 1997, and the amendments thereto, in which there is set forth audited financial statements for the Registrant's fiscal year ended December 31, 1994, 1995 and 1996;

    (b) The Registrant's Registration Statement No. 00-22327 on Form 8-A filed with the SEC on May 29, 1997, pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

    All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

    Not Applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Certificate of Incorporation provides that, except to the extent prohibited by the Delaware General Corporation Law ("DGCL"), its directors shall not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Company. Under Delaware law, the directors have a fiduciary duty to the Company that is not eliminated by this provision of the Certificate of Incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under Delaware law for breach of the director's duty of loyalty to the Company, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Delaware law. This provision also does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. If commercially feasible, the Company intends to obtain liability insurance for its officers and directors.

    The Certificate of Incorporation also provides that the Company shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, all of its present and former officers and directors, and any party agreeing to serve as an officer, director or trustee of any entity at the Company's request, in connection with any civil or criminal proceeding threatened or instituted against such party by reason of actions or omissions while serving in such capacity. Indemnification by the Company includes payment of expenses in defense of the indemnified party in advance of any proceeding or final disposition thereof. The rights to indemnification provided in this provision do not preclude the exercise of any other indemnification rights by any party pursuant to any law, agreement or vote of the stockholders or the disinterested directors of the Company.

    Section 145 of the DGCL generally allows the Company to indemnify the parties described in the preceding paragraph for all expenses, judgments, fines and amounts in settlement actually paid and reasonably incurred in connection with any proceedings so long as such party acted in good faith and in a manner reasonably believed to be in or not opposed to the Company's best interests and, with respect to any criminal proceedings, if such party had no reasonable cause to believe his or her conduct to be unlawful. Indemnification may only be made by the Company if the applicable standard of conduct set forth in Section 145 has been met by the indemnified party upon a determination made (i) by the Board of Directors by a majority vote of the directors who are not parties to such proceedings (even though less than a quorum), or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

    Not Applicable.

Item 8.  EXHIBITS

Exhibit
Number   Exhibit
-------  -------
  4 Instruments Defining the Rights of Stockholders. Reference is made to the Registrant's Registration No.00-22327 on Form 8-A which is incorporated herein by reference pursuant to Item 3(b) to this Registration Statement.
  5      Opinion and Consent of Brobeck, Phleger & Harrison LLP.
  23.1   Consent of Ernst & Young LLP, Independent Auditors.
  23.2   Consent of Margolin, Winer & Evens LLP, Independent Accountants.
  23.3   Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
  24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.
  99.1   1996 Stock Option/Stock Issuance Plan.
  99.2   Notice of Grant.
  99.3   Stock Option Agreement.
  99.4 Addendum to Stock Option Agreement re: Involuntary Termination Following Corporate Transaction/Change in Control.
  99.5   Addendum to Stock Option Agreement (Limited Stock Appreciation
         Rights).
  99.6   Employee Stock Purchase Plan.
  99.7   Stock Purchase Agreement.
  99.8   Enrollment/Change Form.

Item 9.  UNDERTAKINGS

    A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by
Section 10(a)(3) of the 1933 Act to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1996 Stock Option/Stock Issuance Plan and/or Employee Stock Purchase Plan.

    B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Austin, State of Texas, on this 6th day of June, 1997.

                             PSW TECHNOLOGIES, INC.



                             By:  /s/ W. Frank King
                                  ------------------------------------------
                                  Dr. W. Frank King
                                  President and Chief Executive Officer

                             POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of PSW Technologies, Inc., a Delaware corporation, do hereby constitute and appoint Dr. W. Frank King and Jonathan D. Wallace, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorneys and agents, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                Title                             Date
---------                                -----                             ----

/s/ W. Frank King           President and Chief Executive Officer     June 6, 1997
-------------------------   (Principal Executive Officer)
Dr. W. Frank King


Patrick D. Motola           Senior Vice President, Chief Financial    June 6, 1997
-------------------------   Officer and Secretary
Patrick D. Motola           (Principal Financial Officer)


Keith D. Thatcher           Vice President of Finance and Treasurer   June 6, 1997
-------------------------   (Principal Accounting Officer)
Keith D. Thatcher



Signature                                Title                             Date
---------                                -----                             ----

/s/ Wade E. Saadi           Chairman of the Board of Directors        June 6, 1997
-------------------------
Wade E. Saadi


/s/ Edward C. Ateyeh, Jr.   Director                                  June 6, 1997
-------------------------
Edward C. Ateyeh, Jr.


/s/ Jonathan D. Wallace     Director                                  June 6, 1997
-------------------------
Jonathan D. Wallace, Esq.


/s/ Kevin B. Kurtzman       Director                                  June 6, 1997
-------------------------
Kevin B. Kurtzman


/s/ Michael J. Maples       Director                                  June 6, 1997
-------------------------
Michael J. Maples


/s/ Thomas A. Herring       Director                                  June 6, 1997
-----------------------
Thomas A. Herring


                          SECURITIES AND EXCHANGE COMMISSION

                                   WASHINGTON, D.C.



                                       EXHIBITS

                                          TO

                                       FORM S-8

                                        UNDER

                                SECURITIES ACT OF 1933


                                PSW TECHNOLOGIES, INC.

                                    EXHIBIT INDEX


Exhibit
Number   Exhibit
-------  -------
  4 Instruments Defining the Rights of Stockholders. Reference is made to the Registrant's Registration No.00-22327 on Form 8-A which is incorporated herein by reference pursuant to Item 3(b) to this Registration Statement.
  5      Opinion and Consent of Brobeck, Phleger & Harrison LLP.
  23.1   Consent of Ernst & Young LLP, Independent Auditors.
  23.2   Consent of Margolin, Winer & Evens LLP, Independent Accountants.
  23.3   Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
  24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.
  99.1   1996 Stock Option/Stock Issuance Plan.
  99.2   Notice of Grant.
  99.3   Stock Option Agreement.
  99.4 Addendum to Stock Option Agreement re: Involuntary Termination Following Corporate Transaction/Change in Control.
  99.5   Addendum to Stock Option Agreement (Limited Stock Appreciation
         Rights).
  99.6   Employee Stock Purchase Plan.
  99.7   Stock Purchase Agreement.
  99.8   Enrollment/Change Form.